Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

In connection with the annual report of Verso Paper Holdings LLC (the “Company”) for the year ended December 31, 2007 (the “Report”), I, Michael A. Jackson, certify that:

(1) (2)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 12, 2008

/s/ Michael A. Jackson
Michael A. Jackson President and Chief Executive Officer